EXHIBIT 99.1
TRIDENT MICROSYSTEMS REPORTS FINANCIAL RESULTS FOR
Second QUARTER of FISCAL YEAR 2006
December quarter revenue grew 22% sequentially
March quarter revenue now expected to be flat or slightly up from December quarter
Sunnyvale, Calif., -— January 25, 2006: Trident Microsystems, Inc. (NASDAQ: TRID) a leading provider of digital TV semiconductor technology today announced for the second quarter of fiscal 2006, ended December 31, 2005, the company achieved net revenues of $40,614,000, a sequential increase of 22% from the $33,204,000 reported in the immediately preceding quarter, and a year over year increase of 164% from $15,387,000 reported in the second fiscal quarter one year ago.
Net income of $8,542,000 was recorded in the second quarter ended December 31, 2005, on a generally accepted accounting principles (GAAP) basis, or $0.14 per share on a diluted basis, which included $2,209,000 in amortized stock compensation expense relating to option expense under FAS 123(R), $1,200,000 charged to cost of revenue and operating expenses relating to amortization of intangibles, and a credit to income tax expense of $414,000 which includes a credit of $1,951,000 relating to the booking of a deferred tax asset for our TTI subsidiary. This compares to net income of $4,765,000 which was recorded in the first quarter ended September 30, 2005, on a generally accepted accounting principles (GAAP) basis, or $0.08 per share on a diluted basis, which included $1,568,000 in amortized stock compensation expense relating to option expense under FAS 123(R), $1,228,000 charged to cost of revenue relating to amortization of intangibles, and a $171,000 credit for the cumulative effect of a change in accounting principle related to the Company’s adoption of FAS 123(R). This also compares to a GAAP basis net loss of $546,000, or $.01 per share, in the second quarter ended December 31, 2004 which includes $721,000 in deferred compensation expense related to TTI stock option grants and $585,000 of in-process research and development expense relating to our purchase of some of the minority interest in TTI.
Pro forma net income in the quarter ended December 31, 2005, was $10,167,000, or $0.17 per share on a diluted basis and excludes the items noted above. This compares to pro forma net income of $7,491,000 or $0.12 per diluted share in the quarter ended September 30, 2005 and to pro forma net income in the quarter ended December 31, 2004 of $830,000, or $0.01 per diluted share. A reconciliation between net income on a GAAP basis and pro forma net income/loss is provided in a table following the pro forma consolidated statement of operations.
“In the December quarter, we were pleased to witness strong momentum in the LCDTV marketplace from many consumer electronics customers. We are especially gratified that several of our top-tier OEM customers appear to have gained market share worldwide,” stated Mr. Frank Lin, Trident’s CEO. “Our 22% quarterly sequential revenue growth is reflective of our strong growth across the entire customer base in a strong market. Furthermore, our revenue growth was leveraged on top of our cost effective operating structure which is allowing us to post new highs in pro forma operating income at 27% of revenues in the quarter. This operating model and revenue growth combined led to 35% sequential growth in pro forma operating income,” continued Mr. Frank Lin. “According to Display Search, the LCDTV market is expected to grow at an average annual rate of 42% over the next 5 years. This seems to indicate that the inflection point in LCDTV market growth is arriving in 2006. Facing this great opportunity, one successful strategy obviously is to align with the market share leaders in the digital TV market. We believe we are well positioned with strong technology and a good customer base including top-tier OEM customers to enable us to expand with the market.”
During the Consumer Electronics trade show in Las Vegas earlier this month, we were excited to see several top-tier OEMs showing many new 2006 LCDTV & PDP models with superb video quality using our sixth-generation SVP LX and SVP PX products. We also introduced and demonstrated our second-generation HiDTV Pro chip for the HDTV market as well as our new low-end SVP CX display processor chip. Both chips were very well received by OEM customers visiting our suite. The HiDTV Pro chip is the only SOC chip today that can demonstrate dual HD decode/display with uncompromising video quality. The SVP CX chip is Trident’s statement to the market on finding the right balance between lower cost and quality for the low-end segment (i.e. low-cost but with good video quality). We believe the SVP CX chip will help us to further expand our market share into the low-end segment where we don’t have as much presence today. If we achieve our goal of wide adoption of the SVP CX product in the low-end segment, we believe we will raise the overall floor for video quality in the TV market. We believe this strategy can further strengthen our overall product offering and enhance our competitive position in the market.
With our OEM customers producing good sell-through and apparently gaining market share with the SVP-EX, and given the wide acceptance of our sixth-generation SVP LX/PX/CX products, we now expect to beat the typical seasonal effect of the consumer electronics market and generate relatively flat or slightly up revenues in the March quarter.
About Pro Forma adjustments
To supplement the consolidated financial results prepared under generally accepted accounting principles (“GAAP”), Trident uses a non-GAAP conforming, or pro forma, measure of net income that is GAAP net income adjusted to exclude certain costs, expenses and gains. Pro forma net income gives an indication of Trident’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. In addition, pro forma net income is among the primary indicators management uses for planning purposes.
Management also believes the exclusion of amortization of stock option expense may be useful in comparing the Company’s results with past results and with companies who are not yet subject to FAS 123R. However, the Company’s pro forma measures are not in accordance with, or an alternative for, GAAP and may be materially different from pro forma measures used by other companies. Trident computes pro forma net income by adjusting GAAP net income for the impact of certain investment gains (or losses) and excluding various items related to the acquisition of the TTI minority interest, including amortization of deferred stock compensation, amortization of intangible assets and charges for in–process research and development costs. A reconciliation between net income/loss on a GAAP basis and pro forma net income is provided in a table following pro forma consolidated financial statements.

Webcast, Teleconference and Taped Replay
The Company also announced that it will hold a conference call to discuss the earnings, which will be held on Wednesday, January 25, 2006 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Shareholders may participate in the call by calling 617-597-5326 passcode 56179881. The conference call will also be webcast by Thomson/CCBN and can be accessed at Trident’s web site at: http://www.tridentmicro.com. A replay of the conference call will be available from 5:00 p.m. Pacific Time January 25, 2006 until midnight Pacific Time February 1, 2006, and can be accessed by calling 617-801-6888 using passcode 26450762.
Forward-Looking Information
This press release contains forward-looking statements, including statements which use the words “expect,” “should,” “hope,” “anticipate,” “believe,” “potential” and similar words, including our statements regarding financial expectations and our expectations regarding market leadership, product introductions and design-wins. The forward-looking statements above are subject to certain risks, and actual results could vary materially depending on a number of factors. These risks include, in particular, failure of the LCDTV market to grow as expected and our ability to expand with the market, our ability to adjust to the 100% transition to televisions with integrated digital tuners, our ability to expand market share in the low-end segment, seasonality of the consumer electronics market, changes in trends in the DPTV industries, whether the Company is able to achieve timely product introductions, the failure to obtain design wins among major OEMs for the Company’s products, and competitive pressures, including pricing and competitors’ new product introductions. Additional factors that may affect the Company’s business are described in detail in the Company’s filings with the Securities and Exchange Commission.
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Sunnyvale, California, designs, develops and markets digital media for the masses in the form of integrated circuits (ICs) for HDTV, LCD TV, PDP TV, DLP TV, and DCRT. Trident’s products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the company’s web site: http://www.tridentmicro.com.
Trident is a registered trademark of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.
For Press Releases:
Trident Microsystems, Inc.
John Edmunds
Chief Financial Officer
Tel: (408) 991-8800
Email: Investor@tridentmicro.com
Web site: http://www.tridentmicro.com

Trident Microsystems, Inc.
Consolidated Statement of Operations

		Three Months Ended		Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(in thousands, except per share data, unaudited)	2005	2005	2004	2005	2004

Net revenue	$40,614	$33,204	$15,387	$73,818	$31,989

Cost of revenue	18,533	14,454	6,888	32,987	14,306

Cost of revenues — amortization of intangibles	1,164	1,192	—	2,356	—

Gross profit	20,917	17,558	8,499	38,475	17,683

% of net revenue	51.5%	52.9%	55.2%	52.1%	55.3%

Research and development expenses	8,166	7,357	5,559	15,523	10,297

% of net revenue	20.1%	22.2%	36.1%	21.0%	32.2%

Selling, general and administrative expenses	5,098	4,817	2,733	9,915	5,091

% of net revenue	12.6%	14.5%	17.8%	13.4%	15.9%

In-process research and development expenses	—	—	585	—	585

% of net revenue	—	—	3.8%	—	1.8%

Income (loss) from operations	7,653	5,384	(378)	13,037	1,710

% of net revenue	18.8%	16.2%	(2.5)%	17.7%	5.3%

(Loss) gain on investments, net	(167)	(101)	(70)	(268)	331

Interest and other income, net	642	512	127	1,154	227

Minority interests in subsidiaries	—	—	(327)	—	(916)

Income (loss) before income taxes	8,128	5,795	(648)	13,923	1,352

% of net revenue	20.0%	17.5%	(4.2)%	18.9%	4.2%

Provision (benefit) for income taxes	(414)	1,201	(102)	787	516

% of net revenue	(1.0)%	3.6%	(0.7)%	1.1%	1.6%

Net income (loss) before cumulative effect of change in accounting principle	8,542	4,594	(546)	13,136	836

% of net revenue	21.0%	13.8%	(3.5)%	17.8%	2.6%

Cumulative effect of change in accounting principle	—	171	—	171	—

% of net revenue	0.0%	0.5%	0.0%	0.2%	0.0%

Net income (loss)	$8,542	$4,765	$(546)	$13,307	$836

% of net revenue	21.0%	14.4%	(3.5)%	18.0%	2.6%

Basic net income (loss) per share

Prior to cumulative effect of change in accounting principle	$ 0.16	$0.09	$(0.01)	$0.25	$0.02

Cumulative effect of change in accounting principle	—	—	—	—	—

Basic net income (loss) per share	$0.16	$0.09	$(0.01)	$0.25	$0.02

Common shares used in computing basic per share amounts	53,591	52,560	45,572	53,076	45,950

Diluted net income (loss) per share

Prior to cumulative effect of change in accounting principle	$ 0.14	$0.08	$(0.01)	$0.22	$0.01

Cumulative effect of change in accounting principle	—	—	—	—	—

Diluted net income (loss) per share	$0.14	$0.08	$(0.01)	$0.22	$0.01

Common and common equivalent shares used in computing diluted per share amounts	60,842	60,440	45,572	60,638	50,556

Trident Microsystems, Inc.
Pro Forma Consolidated Statement of Operations

	Three Months Ended			Six Months Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
(in thousands, except per share data, unaudited)	2005	2005	2004	2005	2004

Net revenue	$40,614	$33,204	$15,387	$73,818	$31,989

Cost of revenue	18,533	14,454	6,888	32,987	14,306

Gross profit	22,081	18,750	8,499	40,831	17,683

% of net revenue	54.4%	56.5%	55.2%	55.3%	55.3%

Research and development expenses	6,671	6,356	5,073	13,027	9,727

% of net revenue	16.4%	19.1%	33.0%	17.6%	30.4%

Selling, general and administrative expenses	4,348	4,214	2,498	8,562	4,724

% of net revenue	10.7%	12.7%	16.2%	11.6%	14.8%

Income from operations	11,062	8,180	928	19,242	3,232

% of net revenue	27.2%	24.6%	6.0%	26.1%	10.1%

Interest and other income, net	642	512	127	1,154	227

Minority interests in subsidiaries	—	—	(327)	—	(916)

Income before income taxes	11,704	8,692	728	20,396	2,543

% of net revenue	28.8%	26.2%	4.7%	27.6%	7.9%

Provision (benefit) for income taxes	1,537	1,201	(102)	2,738	516

% of net revenue	3.8%	3.6%	(0.7)%	3.7%	1.6%

Net income	10,167	7,491	830	17,658	2,027

% of net revenue	25.0%	22.6%	5.4%	23.9%	6.3%

Basic net income per share	$0.19	$0.14	$0.02	$0.33	$0.04

Common shares used in computing basic per share amounts	53,591	52,560	45,572	53,076	45,950

Diluted net income per share	$0.17	$0.12	$0.01	$0.29	$0.03

Common and common equivalent shares used in computing diluted per share amounts	60,842	60,440	50,226	60,638	50,556

A reconciliation between net income (loss) on a GAAP basis
and pro forma net income is as follows:

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(in thousands, except per share data, unaudited)	2005	2005	2004	2005	2004

GAAP net income (loss)	$8,542	$4,765	$(546)	$13,307	$836

Amortization of intangibles	1,200	1,228	—	2,428	—

In-process research and development expenses	—	—	585	—	585

Amortization of stock-based compensation	2,209	1,568	721	3,777	937

Loss (gain) on investments, net	167	101	70	268	(331)

Benefit for income taxes	(1,951)	—	—	(1,951)	—

Cumulative effect of change in accounting principle (1)	—	(171)	—	(171)	—

Pro forma net income	$10,167	$7,491	$830	$17,658	$2,027

Basic net income per share	$0.19	$0.14	$0.02	$0.33	$0.04

Common shares used in computing basic per share amounts	53,591	52,560	45,572	53,076	45,950

Diluted net income per share	$0.17	$0.12	$0.01	$0.29	$0.03

Common and common equivalent shares used in computing diluted per share amounts	60,842	60,440	50,226	60,638	50,556

(1) The adoption of SFAS 123(R) resulted in a cumulative benefit from an accounting change of $171,000 on unvested awards for which an expense had already been recorded.

Trident Microsystems, Inc.
Consolidated Balance Sheet

	December 31,	September 30,	December 31,
(in thousands, unaudited)	2005	2005	2004

ASSETS

Current assets

Cash and cash equivalents	$68,665	$52,871	$34,561

Short-term investment — UMC	46,916	53,143	48,487

Accounts receivable, net	4,430	6,092	2,007

Inventories	4,369	5,006	2,508

Deferred income taxes	2,158	—	—

Prepaid expenses and other current assets	2,892	2,439	2,202

Total current assets	129,430	119,551	89,765

Property and equipment, net	2,831	2,675	2,096

Intangible assets, net	22,231	23,429	3,735

Investments — other	4,072	2,746	3,347

Other assets	1,872	1,771	1,707

Total assets	$160,436	$150,172	$100,650

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities

Accounts payable	$11,493	$12,645	$6,461

Accrued liabilities	14,331	10,972	8,539

Deferred income taxes	334	2,825	1,352

Income taxes payable	8,517	6,767	4,759

Total current liabilities	34,675	33,209	21,111

Minority interests in subsidiaries	2	3	5,017

Total liabilities	34,677	33,212	26,128

Stockholders’ equity

Capital stock	97,563	93,543	53,639

Deferred stock-based compensation	—	—	(5,985)

Retained earnings	27,695	19,180	24,995

Accumulated other comprehensive income (loss)	501	4,237	1,873

Total stockholders’ equity	125,759	116,960	74,522

Total liabilities and stockholders’ equity	$160,436	$150,172	$100,650